Exhibit 1.1

3M COMPANY
1.375% Notes due 2018

2.000% Notes due 2020

3.000% Notes due 2025

TERMS AGREEMENT

August 4, 2015

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

As representatives of the several Purchasers identified in Schedule I hereto

Dear Ladies and Gentlemen:

Reference is made to the Amended and Restated Distribution Agreement, dated May 16, 2014 (the “Distribution Agreement”), between 3M Company (the “Company”) on the one hand and Goldman, Sachs & Co. (“Goldman Sachs”), Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC (“J.P. Morgan”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Morgan Stanley & Co. LLC and UBS Securities LLC (the “Agents”) on the other, relating to the issuance and sale by the Company of its medium-term notes, Series F (the “MTN Program”).  The Company proposes to issue and sell to Goldman Sachs, J.P Morgan and Merrill Lynch and each of the other entities identified in Schedule I hereto (such other entities, the “Additional Agents” and, collectively with Goldman Sachs, J.P. Morgan and Merrill Lynch, the “Purchasers”), for whom Goldman Sachs, J.P. Morgan and Merrill Lynch are acting as representatives, the securities specified in Schedule I hereto (the “Purchased Securities”).  The Company hereby appoints each of the Additional Agents as an Agent under the MTN Program but only in respect of the Purchased Securities and each of the Additional Agents hereby accepts such appointment.  For the purposes of the sale and offering of the Purchased Securities as contemplated hereby, each of the Additional Agents named herein agrees that it shall be bound by the obligations of Agents set forth in, and shall be entitled to the benefits of such Agents pursuant to, the provisions of the Distribution Agreement and each of the provisions of the Distribution Agreement (excluding, for the avoidance of doubt, the Administrative Procedure (as defined therein) and any provisions related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities) is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Company, solely by virtue of its execution of this Terms Agreement.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement to the Purchasers, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and a warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

A supplement to the Prospectus relating to the Purchased Securities, in a form satisfactory to you will be filed with the Commission within the time period specified in Rule 424(b) under the Securities Act of 1933.

1.     Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference:

a.             the Company agrees to issue and sell to the Purchasers identified in Schedule I hereto, and such Purchasers severally agree to purchase from the Company the Purchased Securities, at the time and place, in the respective principal amounts and at the respective purchase prices set forth in Schedule I hereto; and

b.             the Company represents and warrants that it has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries, which, for purposes of this section means any entity of which the Company owns (either directly or indirectly) a majority of the outstanding equity securities or other ownership interests carrying a majority of the voting power in the election of the board of directors or other governing body of such entity (each such entity, a “Subsidiary”), and their respective directors, officers, employees and agents in all material respects with (i) all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption (the “Anti-Corruption Laws”) and (ii) the applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”).  The Company, its Subsidiaries, and to the knowledge of the Company, its officers, employees, directors and agents when acting on behalf of the Company and its Subsidiaries, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of the Company or any Subsidiary is (a) a Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the

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Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union (the “EU”) or any EU member state, (b) a Person operating, organized or resident in a country or territory which is itself the subject or target of any Sanctions (on the date hereof, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria) to the extent such Person is the subject of Sanctions, or (c) any Person controlled or more than 50 percent owned by any such Person or Persons.  The use of proceeds from the transactions contemplated in this Terms Agreement will not constitute (i) a violation of the United States Foreign Corrupt Practices Act of 1977, (ii) a violation of the United Kingdom Bribery Act of 2010, or (iii) a material violation of any other Anti-Corruption Laws or applicable Sanctions.

2.     If one or more of the Purchasers shall fail at the Time of Delivery to purchase the Purchased Securities (the “Defaulted Securities”), then the nondefaulting Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Purchasers to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided however, that if such arrangements shall not have been completed within such 24-hour period, then:

(a)           if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Purchased Securities, the nondefaulting Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial obligations under this Terms Agreement bear to the obligations of all nondefaulting Purchasers under this Terms Agreement; or

(b)           if the aggregate principal amount of Defaulted Securities exceed 10% of the aggregate principal amount of Purchased Securities, this Terms Agreement shall terminate without liability on the part of any nondefaulting Purchaser.

No action taken pursuant to this Section 2 shall relieve any defaulting Purchaser from liability in respect of its default.  In the event of any such default which does not result in a termination of this Terms Agreement, either the nondefaulting Purchasers or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

3.     Notwithstanding Section 5 of the Distribution Agreement, the Purchasers shall be obligated, severally, to pay the fees and disbursements of their counsel in the same proportion as the aggregate principal amount of Purchased Securities set forth opposite their respective names in Schedule I hereto (it being understood that nothing in this provision shall impact the obligations of the Company pursuant to Sections 7 and 8 of the Distribution Agreement).

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If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

3M Company

By:	/s/ Nicholas C. Gangestad
	Name:	Nicholas C. Gangestad
	Title:	Senior Vice President and Chief Financial Officer

By:	/s/ Matthew J. Ginter
	Name:	Matthew J. Ginter
	Title:	Vice President and Treasurer

[Signature Page to Terms Agreement]

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Brendan Hanley
Name: Brendan Hanley
Title: Managing Director

On behalf of themselves and the other several Purchasers

[Signature Page to Terms Agreement]

Schedule I

1.375% NOTES DUE 2018

TITLE OF PURCHASED SECURITIES:
                Medium-Term Notes, Series F, 1.375% Notes due 2018

AGGREGATE PRINCIPAL AMOUNT:
                $450,000,000

PRICE TO PUBLIC: 99.822%

PURCHASE PRICE to be paid by Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated:

99.672% of the principal amount of the Purchased Securities, plus accrued interest, if any, from August 7, 2015.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 4:45 p.m. August 4, 2015 Eastern Time

TIME OF DELIVERY: August 7, 2015

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: August 7, 2018

INTEREST RATE:

1.375% per annum

INTEREST PAYMENT DATES:

Payable semiannually February 7 and August 7 of each year, commencing February 7, 2016

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 1.375% Notes due 2018

Goldman, Sachs & Co.	$145,500,000
J.P. Morgan Securities LLC	145,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	145,500,000
The Williams Capital Group, L.P.	6,750,000
C.L. King & Associates, Inc.	2,250,000
Drexel Hamilton, LLC	2,250,000
Samuel A. Ramirez & Company, Inc.	2,250,000
Total	$450,000,000

2.000% NOTES DUE 2020

TITLE OF PURCHASED SECURITIES:
                Medium-Term Notes, Series F, 2.000% Notes due 2020

AGGREGATE PRINCIPAL AMOUNT:
                $500,000,000

PRICE TO PUBLIC: 99.424%

PURCHASE PRICE to be paid by Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated:

99.174% of the principal amount of the Purchased Securities, plus accrued interest, if any, from August 7, 2015.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 4:45 p.m. August 4, 2015 Eastern Time

TIME OF DELIVERY: August 7, 2015

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: August 7, 2020

INTEREST RATE:

2.000% per annum

INTEREST PAYMENT DATES:

Payable semiannually February 7 and August 7 of each year, commencing February 7, 2016

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 2.000% Notes due 2020

Goldman, Sachs & Co.	$161,667,000
J.P. Morgan Securities LLC	161,667,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	161,666,000
The Williams Capital Group, L.P.	7,500,000
C.L. King & Associates, Inc.	2,500,000
Drexel Hamilton, LLC	2,500,000
Samuel A. Ramirez & Company, Inc.	2,500,000
Total	$500,000,000

3.000% NOTES DUE 2025

TITLE OF PURCHASED SECURITIES:
                Medium-Term Notes, Series F, 3.000% Notes due 2025

AGGREGATE PRINCIPAL AMOUNT:
                $550,000,000

PRICE TO PUBLIC: 99.615%

PURCHASE PRICE to be paid by Goldman, Sachs & Co., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated:

99.215% of the principal amount of the Purchased Securities, plus accrued interest, if any, from August 7, 2015.

METHOD OF AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

By wire transfer to a bank account specified by the Company in immediately available funds.

INDENTURE:

Indenture, dated as of November 17, 2000, as supplemented by a First Supplemental Indenture dated as of July 29, 2011 and as it may be further supplemented from time to time, between the Company and The Bank of New York Mellon Trust Company, N.A., Trustee

APPLICABLE TIME: 4:45 p.m. August 4, 2015 Eastern Time

TIME OF DELIVERY: August 7, 2015

CLOSING LOCATION: Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

MATURITY: August 7, 2025

INTEREST RATE:

3.000% per annum

INTEREST PAYMENT DATES:

Payable semiannually February 7 and August 7 of each year, commencing February 7, 2016

REGULAR RECORD DATE:

The 15th calendar day immediately preceding the applicable Interest Payment Date

DAY COUNT CONVENTION:

30/360

DOCUMENTS TO BE DELIVERED:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(l)                                     The opinion or opinions of counsel to the Purchasers referred to in Section 4(h).

(2)                                 The opinion of counsel to the Company referred to in Section 4(i).

(3)                                 The accountants’ letters referred to in Section 4(j), which shall be delivered on the date hereof with a bring-down comfort letter in form and substance satisfactory to the Purchasers to be delivered on the date of Closing.

(4)                                 The officers’ certificate referred to in Section 4(k).

OTHER PROVISIONS (INCLUDING SYNDICATE PROVISIONS, IF APPLICABLE):

Optional Make-Whole Redemption as described in the Final Term Sheet attached to this Terms Agreement as Exhibit A

Schedule of Purchasers:

Purchasers	Principal Amount of 3.000% Notes due 2025

Goldman, Sachs & Co.	$177,834,000
J.P. Morgan Securities LLC	177,833,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	177,833,000
The Williams Capital Group, L.P.	8,250,000
C.L. King & Associates, Inc.	2,750,000
Drexel Hamilton, LLC	2,750,000
Samuel A. Ramirez & Company, Inc.	2,750,000
Total	$550,000,000

Schedule II

Materials Other than the Pricing Prospectus and Final Term Sheet Included in the Disclosure Package

None

Schedule III

Issuer Free Writing Prospectuses Not Included in the Disclosure Package

Road Show: None

Exhibit A

Final Term Sheet

A-1